Exhibit 10.4

STOCK REDEMPTION AGREEMENT

AMONG

CABELA’S INCORPORATED

AND

RICHARD N. CABELA, MARY A. CABELA,

CABELA FAMILY FOUNDATION,

MARY A. CABELA IRREVOCABLE ANNUITY TRUST, DATED DECEMBER 31, 1999

M. A. CABELA 2002 IRREVOCABLE ANNUITY TRUST, DATED MAY 8, 2002

JAMES W. CABELA AND EAGLE FOUNDATION

SEPTEMBER 23, 2003

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TABLE OF CONTENTS

(continued)

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Definitions

Term	Section
Business Day	2.1
Closing	2.1
Closing Date	2.1
Code	7.5
Common Shares	1.1
Common Stock	Preamble
Company	Caption
Governmental Authority	3.3
Investors	Preamble
Laws	3.3
Liabilities	7.4
Liens	3.1
Losses	7.5
Person	3.1
Proportionate Percentage	5.3
Purchase Price	1.2
Shareholder	Caption
Stock Purchase Agreement	Preamble
Subject Business	Preamble
Survival Date	6.1
Taxes	7.5
Third Party Claim	7.4

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) dated as of September 23, 2003, is made and entered into by and among CABELA’S INCORPORATED, a Nebraska corporation (the “Company”), and JAMES W. CABELA (“JWC”), EAGLE FOUNDATION, a Nebraska nonprofit corporation (“Eagle”), RICHARD N. CABELA (“RNC”), MARY A. CABELA (“MAC”), the MARY A. CABELA IRREVOCABLE ANNUITY TRUST, dated December 30, 1999 (the “1999 Trust”), the M. A. CABELA 2002 IRREVOCABLE ANNUITY TRUST, dated May 8, 2002 (the “2002 Trust”), and CABELA FAMILY FOUNDATION, a Nebraska nonprofit corporation (“Family Foundation”) (JWC, Eagle, RNC, MAC, the 1999 Trust, the 2002 Trust and Family Foundation, collectively the “Cabela Family Sellers”).

W I T N E S S E T H

WHEREAS, the Company and its subsidiaries are engaged in the business of marketing and selling hunting, fishing and other outdoor gear and related goods through catalog mailings, internet and retail outlets and, directly and indirectly through its subsidiaries, other activities related to and incidental to the foregoing (including the ownership and operation of World’s Foremost Bank) (the “Business”);

WHEREAS, simultaneously with the execution and delivery hereof, the Company and certain investors (the “Investors”) are entering into a Stock Purchase Agreement (as amended, modified or supplemented from time to time, the “Stock Purchase Agreement”) pursuant to which, among other things, prior to the consummation of the transactions contemplated hereby, the Company will issue and sell and the Investors will purchase shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”); and

WHEREAS, the parties hereto desire that the Company purchase and redeem from the Cabela Family Sellers, and the Cabela Family Sellers sell to the Company, the Common Shares (as defined below), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF COMMON SHARES

1.1	Redemption of Common Shares.

Upon the terms and subject to the conditions set forth herein, at the Closing the Cabela Family Sellers shall sell to the Company, and the Company shall redeem and purchase from the Cabela Family Sellers, an aggregate amount of 2,976,190 shares of Common Stock (the “Common Shares”). The Common Shares shall be delivered to the Company free and clear of all Liens.

1.2	Purchase Price.

The aggregate purchase price to be paid by the Company for the Common Shares to be sold by the Cabela Family Sellers shall be $149,999,976.00 (the “Purchase Price”), such amount being equal to $50.40 per Common Share, payable in immediately available funds to the Cabela Family Sellers in accordance with their Proportionate Percentage. At the Closing, the Company shall deliver to each Cabela Family Seller, such Cabela Family Seller’s Proportionate Percentage of the Purchase Price as set forth on Exhibit “A” attached hereto, by wire transfer of immediately available United States funds to an account designated by each Cabela Family Seller. As used herein, “Proportionate Percentage” means, with respect to any Cabela Family Seller, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Shares redeemed by the Company from such Cabela Family Seller under this Agreement and the denominator of which is the total number of shares of Common Shares redeemed by the Company from all Cabela Family Sellers under this Agreement.

ARTICLE 2.

CLOSING OF THE TRANSACTION

2.1	The Closing.

The closing (the “Closing”) hereunder with respect to the sale of the Common Shares and the consummation of the related transactions contemplated by this Agreement shall take place simultaneously with the execution and delivery of this Agreement at the offices of Koley Jessen P.C., a Limited Liability Organization, One Pacific Place, Suite 800, 1125 South 103rd Street, Omaha, Nebraska 68124, or at such other time and place as may be agreed upon in writing by the parties to this Agreement. As used in this Agreement, the term “Closing Date” shall mean the date on which the Closing shall occur, and the term “Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which banks are not required to be open in New York, New York, or Sidney, Nebraska.

2.2	Deliveries at the Closing.

At the Closing:

(a) There shall be delivered to the Company and the Cabela Family Sellers the certificates and other documents provided to be delivered under Article 5 and as the parties may otherwise reasonably request.

(b) Each Cabela Family Seller shall deliver to the Company a certificate or certificates representing the number of Common Shares being purchased from such Cabela Family Seller by the Company, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Company good and marketable title to the Common Shares purchased by the Company free and clear of all Liens.

(c) The Company shall make wire transfers of immediately available funds to the accounts designated by each of the Cabela Family Sellers of such Cabela Family Seller’s Proportionate Percentage of the Purchase Price as set forth on Exhibit “A” attached hereto.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE CABELA FAMILY SELLERS

Each Cabela Family Seller represents and warrants to the Company as to itself severally, and not jointly as to any other Cabela Family Seller, as follows:

3.1	Title to Common Shares.

Such Cabela Family Seller is the lawful owner, of record and beneficially, of the Common Shares being sold by it hereunder and has good and marketable title to such Common Shares,

free and clear of any Liens whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Other than this Agreement and the Documents (as defined in the Stock Purchase Agreement) to be entered into on the Closing Date, there are no agreements between such Cabela Family Seller and any other Person with respect to voting of, or any other matters pertaining to, the capital stock of the Company. As used herein, the term “Lien” shall mean any lien, charge, claim, security interest, conditional sale agreement, mortgage, indenture, deed of trust, security agreement, pledge, hypothecation, option, restriction, condition or other encumbrance or defect of title of any kind or nature. As used herein, “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority (or any department, agency or political subdivision thereof).

3.2	Authority.

Such Cabela Family Seller has full and absolute legal right, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Cabela Family Seller and this Agreement is the valid and binding obligation of such Cabela Family Seller, enforceable against such Cabela Family Seller in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally and by general principles of equity.

3.3	Noncontravention.

Neither the execution, delivery and performance of this Agreement by such Cabela Family Seller nor the consummation of the transactions contemplated hereby nor compliance by such Cabela Family Seller with any of the provisions hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under any term, condition or provision of any instrument or agreement to which such Cabela Family Seller is a party or by which such Cabela Family Seller or any of his, her or its properties may be bound, (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree of any Governmental Authority (collectively, “Laws”) applicable to such Cabela Family Seller or any of his, her or its properties or (iii) result in any Lien on or against the Common Shares being sold by such Cabela Family Seller hereunder or any assets, rights or properties of such Cabela Family Seller. As used herein, “Governmental Authority” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

3.4	No Claims.

Such Cabela Family Seller does not currently possess any, and hereby waives any and all future, rights of action, suits, claims or proceedings at law or in equity against the Company relating to the Common Shares and such Cabela Family Seller is not aware of any basis for any pending or threatened action, suit, claim or proceeding against the Company relating to the Common Shares.

3.5	Consents.

Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Cabela Family Seller of this Agreement or the consummation by such Cabela Family Seller of the transactions contemplated hereby.

3.6	Value of Common Shares.

Each Cabela Family Seller acknowledges that the Company has not made any representations to such Cabela Family Seller regarding the value of the Common Shares. Each Cabela Family Seller acknowledges that he, she or it has not relied on and was not induced to enter into this Agreement by any statement, representation or promise by the Company or any of its agents, shareholders or representatives which is not expressly set forth in this Agreement. Each Cabela Family Seller waives any duty, if any, of the Company to affirmatively disclose to such Cabela Family Seller any material information regarding the Company which might have a bearing on the value of the Common Shares. The Company has given each Cabela Family Seller the opportunity to receive all information necessary and the opportunity to ask such questions of and receive answers to such questions from the Company as deemed necessary by such Cabela Family Seller in order to evaluate the fairness of the terms of this Agreement. Each Cabela Familly Seller has sufficient knowledge of the Business as it deems necessary in order to evaluate the fairness of the terms of this Agreement.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Cabela Family Sellers as follows:

4.1	Authority.

The Company has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and this Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally and by general principles of equity.

4.2	Noncontravention.

Neither the execution, delivery and performance of this Agreement, nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any provision hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under any term, condition or provision of the Company’s articles of incorporation or the Company’s by-laws, (ii) violate any Laws applicable to the Company or any of its properties or (iii) result in an Lien on or against any assets, rights or properties of the Company.

4.3	Consents.

Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

ARTICLE 5.

CONDITIONS

5.1	Conditions to Each Party’s Obligations.

The obligations of each Cabela Family Seller to sell the Common Shares and the obligation of the Company to purchase the Common Shares are subject to the satisfaction prior to or simultaneous with the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by each Cabela Family Seller and the Company:

(a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court or Governmental Authority of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

(c) Statutes. No action shall have been taken or threatened, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Authority that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or (ii) render any party unable to consummate the transactions contemplated hereby.

(d) Closing Under Stock Purchase Agreement. The purchase and sale of the Common Shares (as defined in the Stock Purchase Agreement) under the terms of the Stock Purchase Agreement shall have been consummated.

5.2	Conditions to Obligations of the Company.

The obligations of the Company to purchase the Common Shares are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

(a) Representations and Warranties. The representations and warranties of each Cabela Family Seller set forth in Article 3 shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing Date.

(b) Performance of Obligations of each Cabela Family Seller. Each Cabela Family Seller shall have performed in all material respects all obligations and covenants required to be performed by him, her or it under this Agreement as of the Closing Date.

(c) Legal Opinion. The Company shall have received from Koley Jessen P.C., A Limited Liability Organization, counsel for the Cabela Family Sellers, an opinion addressed to the

Company, dated the Closing Date, in form and substance reasonably acceptable to the Company and on which the Company shall be entitled to rely.

(d) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by each Cabela Family Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken by each Cabela Family Seller.

(e) Receipt of Stock Certificates and Stock Powers for Common Shares. The Company shall have received the stock certificates for the Common Shares purchased by the Company hereunder and the related stock powers.

(f) Consents and Approvals of Cabela Family Sellers. The Company shall have received duly executed copies of all consents and approvals, in form and substance satisfactory to the Company, that are (i) required for consummation of the transactions contemplated hereby by each Cabela Family Seller or (ii) that are required in order to prevent a breach of or a default under or a termination of any material agreement to which each Cabela Family Seller is a party.

5.3	Conditions to Obligations of each Cabela Family Seller.

The obligation of each Cabela Family Seller to sell the Common Shares is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by each Cabela Family Seller:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article 4 shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing Date.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects its obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and each Cabela Family Seller shall have received a certificate signed by an authorized officer of the Company to such effect.

(c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company.

(d) Payment of the Purchase Price. The Company shall have delivered to each Cabela Family Seller its Proportionate Percentage of the Purchase Price in immediately available funds.

(e) Consents and Approvals. Each Cabela Family Seller shall have received duly executed copies of all consents and approvals, in form and substance satisfactory to each Cabela Family Seller, that are (i) required for consummation of the transactions contemplated hereby by the Company or (ii) that are required in order to prevent a breach of or default under or a termination of any material agreement to which the Company is a party.

ARTICLE 6.

ADDITIONAL MATTERS

6.1	Survival of Representations, Warranties and Covenants.

The representations and warranties of each Cabela Family Seller contained in Article 3 and the representations and warranties of the Company contained in Article 4 shall survive the Closing and remain in full force and effect without time limit; provided, however, that the representations and warranties of each Cabela Family Seller in Section 3.6 shall survive the Closing until the first anniversary date of this Agreement. The date until a particular representation or warranty survives beyond the Closing is sometimes referred to herein as its “Survival Date”. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing until the earlier of (i) full performance, or (ii) the other expiration or termination thereof in accordance with their respective terms or as a matter of applicable law.

6.2	Expenses.

All fees and expenses incurred by the parties relating to the consummation of the transactions contemplated hereby (including, without limitation, such party’s legal fees and expenses) shall be borne by the Company.

ARTICLE 7.

INDEMNIFICATION

7.1	Indemnification Obligations of each Cabela Family Seller.

Each Cabela Family Seller shall, severally but not jointly, indemnify, defend and hold harmless the Company against all Losses, together with all reasonable costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article 7, (a) resulting from, arising out of, relating to, in the nature of, or caused by, the untruth, inaccuracy or breach of any of the representations or warranties of such Cabela Family Seller contained in this Agreement or any closing certificate delivered by such Cabela Family Seller under Article 5, (b) resulting from, arising out of, relating to, in the nature of, or caused by, the breach of any covenant or agreement of such Cabela Family Seller contained in this Agreement or any closing certificate delivered by such Cabela Family Seller under Article 5, or (c) with respect to any Liability for any brokers’ or finders’ fees or compensation owing or alleged to be owing from the Company in connection with the transactions contemplated by this Agreement due to the engagement by, or any other act of, such Cabela Family Seller.

7.2	Indemnification Obligations of the Company.

The Company shall indemnify, defend and hold harmless each Cabela Family Seller against its Proportionate Percentage of all Losses, together with all reasonable costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article 7, (a) resulting from, arising out of, relating to, in the nature of, or caused by, the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in this Agreement or any closing certificate delivered by the Company under Article 5, (b) resulting from, arising out of, relating to, in the nature of, or caused by, the breach of any covenant or agreement of the Company contained in this Agreement or any closing certificate delivered by the Company under Article 5, or (c) with respect to any Liability for any brokers’ or finders’ fees or compensation owing or alleged to be owing from each Cabela Family Seller in connection with the transactions contemplated by this Agreement due to the engagement by, or any other act of, the Company.

7.3	Time Period for Assertion of Claims.

No claim shall be brought under Sections 7.1 or 7.2 unless the indemnified parties, or any of them, at any time prior to the applicable Survival Date, give the indemnifying parties (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 7.4 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the indemnified parties, or any of them, shall have the right to commence legal proceedings before or subsequent to the Survival Date for the enforcement of their rights under Sections 7.1 or 7.2.

7.4	Notice and Defense of Third Party Claims.

The obligations and liabilities of an indemnifying party with respect to Losses resulting from the assertion of Liability by third parties (each, a “Third Party Claim”) shall be subject to the terms and conditions set forth below. For the purposes of this Article 7, “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated or whether due or to become due).

(a) The indemnified parties shall promptly give written notice to the indemnifying parties of any Third Party Claim which might give rise to any Loss by the indemnified parties, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the indemnified parties in notifying any indemnifying parties shall relieve the indemnifying parties from any Liability or obligation hereunder unless notice is not given in accordance with the provisions of Section 7.3 or (and then solely to the extent) the indemnifying party thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

(b) If the indemnifying parties shall acknowledge in a writing delivered to the indemnified parties that the indemnifying parties shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the indemnifying parties shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the indemnified parties; provided, however, that the indemnifying parties shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the claim seeks only an injunction or other equitable relief, (ii) the indemnified parties shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the indemnifying parties, and, in the reasonable opinion of the indemnified parties, counsel for the indemnifying parties could not adequately represent the interests of the indemnified parties because such interests could be in conflict with those of the indemnifying parties, (iii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the indemnifying parties or (iv) the indemnifying parties shall not have assumed the defense of the Third Party Claim in a timely fashion.

(c) If the indemnifying parties shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 7.4(b) is not applicable), the indemnifying parties shall not be responsible for any legal or other defense costs subsequently incurred by the indemnified parties in connection with the defense thereof. If the indemnifying parties do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 7.4(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 7.4(b), the indemnifying parties shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the indemnified parties may assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the indemnifying parties, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the indemnifying parties, which consent shall not unreasonably be withheld or delayed.

(d) If the indemnifying parties exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the indemnified parties, which consent shall not be unreasonably withheld.

7.5	Definition of Losses.

As used herein, “Losses” means any loss (including, without limitation, diminution in value of the Common Shares and non-cash losses or reductions in value), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to such indemnity payments), penalty, fine, assessments, Tax deficiencies or expense, whether or not arising out of any claims by or on behalf of the Company or any other party, including interest, penalties, reasonable attorneys’, accountants’ and other professionals’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition under this Article VII; provided, however, that the term “Losses” shall not (except as expressly provided otherwise) include any punitive or consequential damages to which an indemnities might otherwise be entitled (but shall include punitive and consequential damages that may be sought from an indemnities by a third party which is not an affiliate of such indemnities). As used herein, “Tax” or “Taxes” means all federal, state, local or foreign income, gross receipts, license, employment, payroll, withholding, severance, premium, disability, excise, value-added, accumulated earnings, ad valorem, stamp, windfall profits, net worth, alternate minimum, estimated, sales, use, transfer, real estate, environmental (including taxes under the Internal Revenue Service Code of 1986, as amended (the “Code”) Section 59A), personal property, use and occupancy, business and occupation, maritime, mercantile, tariff, duty, capital stock, franchise, gift or estate and all other taxes or fees of any kind, character, nature or description, and includes interest, penalties and deficiencies thereon and estimated taxes and the Liability for the payment of any such amounts (i) by contract, or (ii) as a result of being (A) a “transferee” (within the meaning of Code Section 6901 or other applicable law) of another Person or (B) a member of an affiliated or combined or similar tax group.

ARTICLE 8.

MISCELLANEOUS PROVISIONS

8.1	Entire Agreement.

This Agreement and the other agreements and documents referenced herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby regarding the redemption of each Cabela Family Seller’s shares of Common Stock by the

Company and supersede all prior agreements or understandings among the parties with respect thereto.

8.2	Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.3	Further Assurances.

The Company and each Cabela Family Seller shall each duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take all such action, in each case as may be necessary or proper to carry out the provisions and purposes of this Agreement.

8.4	Remedies.

In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached, the other parties may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

8.5	Third Party Reliance; Successors and Assigns.

The Investors are third party beneficiaries to the Company’s rights under and benefits pursuant to this Agreement and, in connection therewith, the Company hereby grants to the Investors an irrevocable power of attorney to act exclusively on the Company’s behalf in enforcing the Company’s rights hereunder, including, without limitation, by initiating, investigating, negotiating, settling and/or defending all claims, suits, actions or proceedings arising or which may arise in connection with, or relating to, this Agreement. Except as otherwise expressly provided in this Section 8.5, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Investors and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto.

8.6	Headings.

Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

8.7	Notices.

All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their last known addresses. All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by telecopy, on the date of such delivery, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (d) in the case of mailing, on the third Business Day following such mailing.

8.8	Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

8.9	Governing Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

8.10	Construction.

Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.11	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.12	Nouns and Pronouns.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

[The Remainder of this Page Intentionally Left Blank]

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Stock Redemption Agreement to be executed as of the date first written above.

/s/ Richard N. Cabela

Richard N. Cabela

/s/ Mary A. Cabela

Mary A. Cabela

CABELA FAMILY FOUNDATION

By:	/s/ Richard N. Cabela

Richard N. Cabela, President

MARY A. CABELA IRREVOCABLE ANNUITY TRUST, Dated December 30, 1999

By:	/s/ Richard N. Cabela

Richard N. Cabela, Trustee

M. A. CABELA 2002 IRREVOCABLE ANNUITY TRUST, Dated May 8, 2002

By:	/s/ Richard N. Cabela

Richard N. Cabela, Trustee
/s/ James W. Cabela

James W. Cabela

EAGLE FOUNDATION

By:	/s/ James W. Cabela

James W. Cabela, President

CABELA’S INCORPORATED

By:	/s/ David A. Roehr

Its:	EVP